Exhibit 23.1


 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in Registration Statement Numbers 33-16989, 33-65231, 33-65251, 33-63912, 33-55358 and 333-101680 all
 on Form S-8 of our report dated August 24, 2004, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2004.


 /s/ Deloitte & Touche LLP

  St. Louis, Missouri
  August 30, 2004